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                                                                   EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 2000-A

                              OFFICER'S CERTIFICATE


Bank One, National Association             Banker's Trust Company, Deutsche Bank
One Bank One Plaza, Suite 0126             100 Plaza One, Mailstop: JCY03-6450
Chicago, IL  60670                         Jersey City, NJ 07310
Attn: Corporate Trust Administration       Attn: Corporate Trust & Agency Group
Phone: (312) 407-0192                             Structured Finance
Fax: (312) 407-1708                        Phone: (201) 593-6776
                                           Fax: (201) 593-6459

Key Bank USA, National Association         MBIA Insurance Corporation
800 Superior Ave, 4th Floor                113 King Street
Cleveland, OH 44114                        Armonk, New York 10504
ATTN: Senior Vice President                ATTN: Data Administration
Key Education Resources                    Phone: (914) 765-3772
Phone: (216) 828-9342                      Fax: (914) 765-3810
Fax: (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 2000-A, and Bank One, National Association, as Eligible Lender Trustee, dated as of June 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from January 1, 2001 December 31, 2001, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.


                                           Key Bank USA, National Association,
                                           as Master Servicer

                                           by:    /S/ DARLENE H. DIMITRIJEVS
                                               ---------------------------------
Date: March 4, 2002                        Name:  Darlene H. Dimitrijevs, CPA
                                           Title: Senior Vice President


                                           by:    /S/ DEBRA S. FRONIUS
                                               ---------------------------------
                                           Name:  Debra S. Fronius
                                           Title: Vice President